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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Section 240.14a-12


                                KENNAMETAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies: _______

     (2) Aggregate number of securities to which transaction applies: __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________


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

                                KENNAMETAL INC.
                          LATROBE, PENNSYLVANIA 15650

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 30, 2001

To the Shareowners of Kennametal Inc.:

     The Annual Meeting of Shareowners of Kennametal Inc. will be held at the Technology Center, located at 1600 Technology Way (on Route 981 South), approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania, on Tuesday, October 30, 2001, at 2:00 p.m. (Eastern Standard Time), to consider and act upon the following matters:

     1. The election of three directors for terms to expire in 2004; and

     2. The election of auditors for the fiscal year ending June 30, 2002.

     Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Tuesday, September 11, 2001, as the record date. Only shareowners of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

     IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                     DAVID T. COFER
                                                       Secretary

September 13, 2001

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREOWNERS

                                OCTOBER 30, 2001

     This Proxy Statement is being furnished to the shareowners of Kennametal Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareowners, which is scheduled to be held October 30, 2001. Only holders of record of capital stock, par value $1.25 per share, of the Corporation ("Capital Stock") at the close of business on September 11, 2001, will be entitled to vote at the meeting. On that date there were 31,187,942 shares of Capital Stock outstanding and entitled to one vote per share.

     Any shareowner who executes and returns the proxy may revoke it at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been received by the Secretary of the Corporation. The proxy may also be revoked by voting in person at the meeting or by delivering a later-dated, signed proxy.

     The shares represented by all properly executed proxies received by the Secretary in the accompanying form of proxy prior to the meeting and not so revoked will be voted. Where a choice is specified on the form of proxy, the shares will be voted in accordance with the choice made therein. If no such choice is made, the shares will be voted in accordance with the recommendation of the Board of Directors. The form of proxy also confers discretionary authority on the named proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of Shareowners. Under Pennsylvania law and the Corporation's Articles of Incorporation and By-Laws, abstentions and broker non-votes will have no effect on matters to be voted on at the Annual Meeting since directors are to be elected by plurality vote and auditors are to be elected by the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. A majority of the named proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers granted to them by the proxies solicited hereunder. The address of the principal executive offices of the Corporation is 1600 Technology Way, Latrobe, Pennsylvania 15650, and the date this Proxy Statement was mailed to shareowners was on or about September 19, 2001.

                             ELECTION OF DIRECTORS

     Three directors are to be elected to hold office as Directors of the Third Class for terms of three years and until their successors are elected and qualified.

     The owners of Capital Stock have cumulative voting rights in the election of directors. In voting for directors, a shareowner has the right to multiply the total number of shares which the shareowner is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. Proxies who vote at the meeting on behalf of a shareowner will have the discretion to and may exercise such cumulative voting rights. The three individuals who receive the largest number of votes cast will be elected as Directors of the Third Class.

     The persons named in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the meeting for the election of the following nominees named to serve as directors. The nominees for election for terms of three years in the Third Class of Directors are: A. Peter Held, Aloysius T. McLaughlin, Jr. and Larry D. Yost who have served as directors since 1995, 1986 and 1987, respectively. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

     If at the time of the meeting any of the foregoing nominees is not available to serve as a director, an event which the Corporation has no reason to anticipate, the Corporation has been informed that the persons named in the enclosed form of proxy intend to vote the shares represented by them at the meeting for such other person or persons, if any, as may be nominated by the Board of Directors.

     The following table provides certain information concerning each nominee for election as a director and each director whose term of office will continue after the meeting.

                                                PRINCIPAL OCCUPATION
    NAME, AGE AND YEAR                       AND DIRECTORSHIPS OF OTHER
     FIRST ELECTED (1)                    PUBLICLY TRADED CORPORATIONS (2)
    ------------------                    --------------------------------
Nominees for Directors of the Third Class Whose Terms Expire in 2004

A. Peter Held                President of Cooper Tools, a division of Cooper Industries,
Age: 57                      Inc. (a manufacturer and marketer of hand tools and
Director since 1995          industrial power tools), having previously served as Vice
                             President and General Manager International of its Champion
                             Spark Plug Division from 1992 to 1994. Director of
                             Loxcreen, Inc.

Aloysius T. McLaughlin, Jr.  Retired, having served as Vice Chairman of Dick Corporation
Age: 66                      (a general contractor) from 1993 to 1995 and as its
Director since 1986          President and Chief Operating Officer from 1985 until 1993.

Larry D. Yost                Chairman and Chief Executive Officer of ArvinMeritor, Inc.
Age: 63                      (a provider of components for vehicles), having previously
Director since 1987          served as President, Heavy Vehicle Systems, Rockwell
                             International Corporation, from November 1994 until March
                             1997 and as Senior Vice President of the Operations Group
                             of Allen-Bradley Company until November 1994.

Directors of the First Class Whose Terms Expire in 2002

Peter B. Bartlett (3)        General Partner of Brown Brothers Harriman & Co. (a private
Age: 67                      bank). Former director of Erie Indemnity Company, Erie Life
Director since 1975          Insurance Company and Erie Insurance Company.

Markos I. Tambakeras         President and Chief Executive Officer of the Corporation
Age: 50                      since July 1999. From 1997 to June 1999, served as
Director since 1999          President, Industrial Controls Business of Honeywell
                             Incorporated (provider of control technologies), having
                             previously served as President, Industrial Automation and
                             Control, Honeywell Incorporated from 1995 to 1996 and as
                             President, Honeywell Asia Pacific in Hong Kong from 1992 to
                             1994. Director of ITT Industries, Inc.

Kathleen J. Hempel           From 1992 to 1997, served as Vice Chairman and Chief
Age: 50                      Financial Officer of Fort Howard Corporation (manufacturer,
Director since 2000          converter and marketer of sanitary tissue products), having previously served as Senior Executive Vice President and
                             Vice President of Human Resources. Director of Oshkosh
                             Truck Corporation, A.O. Smith Corporation, Whirlpool
                             Corporation, Visteon Corporation and Actuant Corporation.

                                                PRINCIPAL OCCUPATION
    NAME, AGE AND YEAR                       AND DIRECTORSHIPS OF OTHER
     FIRST ELECTED (1)                    PUBLICLY TRADED CORPORATIONS (2)
    ------------------                    --------------------------------
Directors of the Second Class Whose Terms Expire in 2003

Richard C. Alberding         Retired, having served as Executive Vice President,
Age: 70                      Marketing and International, of Hewlett-Packard Company (a
Director since 1982          designer and manufacturer of electronic products for
                             measurement and computation). Director of Walker
                             Interactive Systems, Inc., Sybase, Inc., PC TEL, DMC
                             Stratex Network, and Quick Eagle Networks. Former director of Quickturn Design Systems, Inc., Storm Technology, Inc.
                             and Paging Networks, Inc.

William R. Newlin (4)        President and Chief Executive Officer of Buchanan Ingersoll
Age: 60                      Professional Corporation (attorneys at law) since 1980.
Director since 1982          Managing General Partner of CEO Venture Funds (private
                             venture capital funds). Director of Black Box Corporation,
                             National City Bank of Pennsylvania, Parker/Hunter
                             Incorporated, ACE*COMM Corporation and the Pittsburgh
                             Technology Council. Chairman of the Board of Directors of
                             the Corporation.

Timothy S. Lucas (5)         Chairman since 1997 and former President and Chief
Age: 45                      Executive Officer from 1990 to 2000 of MacroSonix
Director since 1998          Corporation (a developer and licensor of resonant
                             macrosonic synthesis (RNS) technologies).

---------------
(1) Each current director has served continuously since such director was first elected.

(2) Unless otherwise shown in the table, each person named has served in such person's principal occupation during the past five years.

(3) The Corporation engaged Brown Brothers Harriman & Co., the banking firm of which Peter B. Bartlett is a General Partner, to perform services for the Corporation during fiscal 2001 and fiscal 2002.

(4) The Corporation engaged Buchanan Ingersoll Professional Corporation, the law firm of which William R. Newlin is President and Chief Executive Officer, to perform services for the Corporation during fiscal 2001 and fiscal 2002.

(5) Mr. Lucas is retiring from service on the Board effective October 30, 2001.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Corporation's Board of Directors held six meetings during the year ended June 30, 2001. The committees of the Board of Directors include an Executive Committee, an Audit Committee and a Committee on Organization and Compensation. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which such director is a member.

     Executive Committee: The Executive Committee met nine times during the past fiscal year. The Committee's duties include monitoring performance of the Corporation's business plan, reviewing certain business strategies and reviewing management performance and succession. The Committee's duties also include recommending to the Board of Directors nominees for directors to be elected at the Annual Meeting of Shareowners or to be elected to fill any vacancies which may occur in the Board of Directors. Pursuant to the By-Laws of the Corporation, shareowner recommendations of nominees for the Board must be submitted in advance of any meeting and must comply with certain requirements set forth in the By-Laws. See "Shareowner Proposals and Nominating Procedures" on page 16 of this Proxy Statement. The following directors currently comprise the Committee:
William R. Newlin (Chairman), Markos I. Tambakeras, Peter B. Bartlett and Richard C. Alberding.

     Audit Committee: The Audit Committee met four times during the past fiscal year. The Committee acts under a written charter and it is responsible for monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's General Auditor and independent public accountants. For further information, see "Report of the Board of Directors Audit Committee". The following directors currently comprise the Committee: Larry D. Yost (Chairman), A. Peter Held, Aloysius T. McLaughlin, Jr. and Kathleen J. Hempel.

     Committee on Organization and Compensation: The Committee on Organization and Compensation met ten times during the past fiscal year. The Committee's duties include the setting of compensation rates of the Corporation's officers, the determination of additional compensation, if any, to be awarded to such officers and the administration of the Corporation's stock-based incentive plans. The report of the Committee on Organization and Compensation appears elsewhere in this Proxy Statement. The following directors currently comprise the Committee: Richard C. Alberding (Chairman), Peter B. Bartlett, A. Peter Held and Aloysius T. McLaughlin, Jr.

     Directors who are not employees of the Corporation each receive compensation from the Corporation for services as a director at an annual rate of $30,000. Members of the Audit Committee and members of the Committee on Organization and Compensation who are not employees of the Corporation each receive additional annual compensation of $4,000. Non-employee directors who are members of the Executive Committee receive a fee of $1,100 per Executive Committee meeting. The non-employee members of the Board of Directors were awarded the following stock options during fiscal 2001 for serving on the Board:
Messrs. Alberding, Bartlett, Held, Lucas, McLaughlin and Yost, 4,500 shares each at $26.065; Mrs. Hempel 9,000 shares at $26.065; and Mr. Newlin 25,000 shares at $28.125 and 4,500 shares at $26.065. The exercise price for each award was the closing price of the Corporation's Capital Stock on the New York Stock
Exchange -- Composite Transactions reporting system on the date of the grant. Under the Deferred Fee Plan for Outside Directors (the "Deferred Fee Plan"), directors are permitted annually to request that the payment of any compensation that may be payable to them for services as a director or committee member be deferred for payment, with interest, at a later time. The deferred payments would be actually funded by a transfer of cash into a deferred compensation trust (a so-called "Rabbi Trust"), administered by an independent trustee, upon the occurrence of a threatened or actual change in control of the Corporation (as defined in the deferred compensation trust agreement). Under the Corporation's Directors Stock Incentive Plan, any director who is not an employee may elect to receive shares of the Corporation's Capital Stock in lieu of all or a portion of any consideration payable for services as a director that is not deferred pursuant to the Deferred Fee Plan. In addition, any director who is not an employee may elect to receive credits, representing shares of the Corporation's Capital Stock ("Stock Credits"), with respect to all or a portion of any consideration deferred pursuant to the Directors Stock Incentive Plan. Directors who are not employees of the Corporation also receive $50,000 of life insurance coverage which is paid for by the Corporation. Directors who are employees of the Corporation do not receive any compensation for services as a director or as a member of any committee of the Board of Directors.

                         OWNERSHIP OF CAPITAL STOCK BY
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Corporation's Capital Stock as of June 30, 2001, by each director, each nominee for director, each Named Executive Officer (as hereinafter defined) and all directors and executive officers as a group.

                                                       AMOUNT OF                           TOTAL BENEFICIAL
                                                       BENEFICIAL                           OWNERSHIP AND
NAME OF BENEFICIAL OWNER                            OWNERSHIP (1)(2)   STOCK CREDITS (3)    STOCK CREDITS
------------------------                            ----------------   -----------------   ----------------
Richard C. Alberding..............................        12,194(4)              --              12,194
Peter B. Bartlett.................................        11,300             20,502              31,802
A. Peter Held.....................................        10,721              2,160              12,881
Kathleen J. Hempel................................         1,500                 --               1,500
Timothy S. Lucas..................................        10,500                 --              10,500
Aloysius T. McLaughlin, Jr........................        31,859              8,571              40,430
William R. Newlin.................................       155,283(5)          34,100             189,383
Larry D. Yost.....................................        10,500              6,838              17,338
Markos I. Tambakeras..............................       253,255                 --             253,255
H. Patrick Mahanes, Jr............................       238,903             19,279             258,182
Derwin R. Gilbreath...............................        83,809              2,622              86,431
James R. Breisinger...............................        78,019(6)           6,382              84,401
F. Nicholas Grasberger, III.......................        28,679                 --              28,679
Directors and Executive Officers as a Group
  (19 persons)....................................     1,166,455            120,963           1,287,418

---------------
(1) No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially own 3.7% of the total shares outstanding. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2) The figures shown include 140,001; 178,400; 70,567; 54,484; 13,334; and
    820,848 shares over which Messrs. Tambakeras, Mahanes, Gilbreath, Breisinger and Grasberger and all directors and executive officers as a group, respectively, have the right to acquire as of June 30, 2001 or the right to acquire within 60 days thereafter pursuant to the Corporation's stock option plans. The figures shown also include 43,500; 23,500; 5,000; 7,400; and 16,666 shares over which Messrs. Tambakeras, Mahanes, Gilbreath, Breisinger and Grasberger, respectively, have sole voting power but no investment power. The figures shown also include 10,500 shares over which each of Messrs. Alberding, Bartlett, Held, Lucas, McLaughlin and Yost, and 130,500 shares over which Mr. Newlin, have the right to acquire as of June 30, 2001 or the right to acquire within 60 days thereafter pursuant to the Corporation's stock option plans.

(3) These amounts represent Stock Credits to which non-employee directors are entitled pursuant to the Directors Stock Incentive Plan described on page 4 and to which executive officers are entitled pursuant to the Corporation's Management Performance Bonus Plan.

(4) The figure shown includes 1,694 shares owned jointly by Mr. Alberding and his wife.

(5) The figure shown includes 2,504 shares owned jointly by Mr. Newlin and his wife and 6,359 shares owned by Mr. Newlin's wife. Mr. Newlin disclaims beneficial ownership of shares owned by his wife.

(6) The figure shown includes 8,000 shares owned jointly by Mr. Breisinger and his wife.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation during its last three fiscal years to its Chief Executive Officer, and to each of the other four most highly compensated executive officers (the "Named Executive Officers"), each of whose aggregate direct remuneration exceeded $100,000 during the fiscal year ended June 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                                                            ---------------------------
                                                  ANNUAL COMPENSATION        SECURITIES     RESTRICTED     ALL OTHER
                                               --------------------------    UNDERLYING        STOCK      COMPENSATION
NAME AND PRINCIPAL POSITION      FISCAL YEAR   SALARY($)(1)   BONUS($)(2)   OPTIONS(#)(3)    AWARDS($)     ($)(5)(6)
---------------------------      -----------   ------------   -----------   -------------   -----------   ------------
Markos I. Tambakeras,               2001         625,008        385,033         50,000          330,328(4)     8,451
  President, and                    2000         550,008        562,515             --               --        5,100
  Chief Executive Officer(7)        1999          60,417        300,000        185,000        2,394,031(7)        --

H. Patrick Mahanes, Jr.,            2001         374,004        109,060         15,000          122,344(4)    20,124
  Executive Vice President,         2000         370,260        294,000         20,000               --       13,204
  Global Strategic Initiatives      1999         329,412        122,500        100,000          625,000(8)     6,050

Derwin R. Gilbreath,                2001         278,560         87,517         20,000          122,344(4)     9,983
  Vice President,                   2000         232,221        187,504         15,000               --        6,262
  Chief Operating Officer,          1999         208,078             --         32,000               --        7,919
  Metalworking Solutions and
  Services Group

James R. Breisinger,                2001         256,004        106,273         17,800           88,088(4)    11,352
  Vice President,                   2000         227,337        152,500         15,000               --        7,843
  Chief Operating Officer,          1999         208,255         68,766         10,000               --        6,457
  Advanced Materials
  Solutions Group

F. Nicholas Grasberger, III,        2001         237,229        112,500         40,000          372,656(4)     6,300
  Vice President and
  Chief Financial Officer(9)

---------------
(1) Reflects salary reductions implemented during fiscal 1999 until November 1999 and delayed salary increases pursuant to a cost containment program.

(2) Includes, for Messrs. Tambakeras, Gilbreath, Breisinger, and Grasberger, bonuses paid partially or entirely in shares of Capital Stock or in Stock Credits as elected by the individual under the Corporation's Management Performance Bonus Plan. Under the Management Performance Bonus Plan, any portion of a bonus paid in shares of Capital Stock or in Stock Credits was increased by 25% of that value.

(3) Unless otherwise indicated, represents options to purchase shares of the Corporation's Capital Stock.

(4) Restricted stock awards were granted on July 21, 2000 as follows: Mr. Tambakeras, 13,500 shares; Mr. Mahanes, 5,000 shares; Mr. Gilbreath, 5,000 shares; and Mr. Breisinger, 3,600 shares. The awards vest over six (6) years in equal amounts, but may be accelerated if certain performance goals are met. Dividends are paid on shares subject to the award. On August 28, 2000, Mr. Grasberger received a restricted stock award for 10,000 shares which vests in three (3) equal installments over twenty-four (24) months and a restricted stock award for 5,000 shares which vests over five (5) years.

(5) This figure includes imputed income based upon premiums paid by the Corporation to secure and maintain for certain officers, including all executive officers of the Corporation who elect to participate, a $500,000 term life insurance policy on the life of such officer until he reaches age 65.

(6) This figure includes amounts contributed by the Corporation under its Thrift Plan. Eligible employees may elect to contribute 2% to 12% of their monthly compensation (salary and, if applicable, bonus) to this plan. The Corporation contributes shares of Capital Stock to each participant's account in an amount equal to one-half of that portion of the employee's contribution that does not exceed 6% of the employee's compensation. Contributed sums are invested in proportions as directed by the employee in a stable value fund, various equity funds (including the Corporation's Capital Stock) and balanced funds (consisting of both equity and fixed-income securities), each managed by investment management companies, and can be withdrawn by the employee only upon the occurrence of certain events. Certain terms of the plan are designed to make available to participants the provisions of section 401(k) of the Internal Revenue Code, as amended (the "Code"), which permit elective employee contributions on a pre-tax basis.

(7) Mr. Tambakeras became President and Chief Executive Officer on July 1, 1999. His employment commenced May 21, 1999. Mr. Tambakeras was granted a restricted stock award for 83,000 shares on May 4, 1999 under the Kennametal Inc. 1999 Stock Plan. The award vested over 24 months in three equal amounts at 8 months, 16 months and 24 months. Dividends were paid on the shares subject to the award.

(8) Mr. Mahanes was granted a restricted stock award for 30,000 shares on April 26, 1999 under the Kennametal Inc. 1999 Stock Plan. The award vests over three years in equal amounts. Dividends are paid on the shares subject to the award.

(9) Mr. Grasberger became employed by the Corporation on August 28, 2000.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation has agreements with Messrs. Breisinger, Mahanes, Grasberger and Gilbreath whereby, subject to review by the Board of Directors and a provision for termination without cause by either party upon written notice, each will be employed by the Corporation. The agreements generally provide that the officers will devote their entire time and attention to the business of the Corporation, will refrain during employment and for three years thereafter from competing with the Corporation (unless employment is terminated by the Corporation without cause or following a change-in-control) and will not disclose confidential or trade secret information belonging to the Corporation. These agreements also require the officers to assign to the Corporation all inventions conceived or made during their employment by the Corporation. The agreements provide for severance payments upon termination of employment occurring either before or after a change-in-control of the Corporation.

     In the event of termination of his employment by the Corporation prior to a change-in-control, each officer would receive as severance pay an amount equal to three months' base salary at the time of such termination. In the event of termination by the officer prior to a change-in-control, or without good reason following a change-in-control, no severance payments will be made. In general, in the event of termination of employment after a change-in-control by the officer for good reason or by the employer other than for cause or disability, each officer would receive as severance pay 2.8 times the sum of (i) his respective annual base salary at the date of termination or, at the officer's election, his salary as of the beginning of the month preceding the month in which the change-in-control occurs, and (ii) the average of any bonuses which he was entitled to or paid during the three most recent fiscal years ending prior to the date of termination or, at the officer's election, the average of any bonuses which the officer was entitled to or paid for the three fiscal years preceding the fiscal year in which the change-in-control occurred. In addition, for a three-year period the officer would receive the same medical and group insurance benefits that he received at the date of termination. The officer would also receive three years of additional credit for purposes of computing benefits under the Corporation's supplemental retirement plan.

     In addition to the provisions described above, Mr. Grasberger's agreement provides that if the Corporation terminates his employment within twenty-four
(24) months of his employment date, for reasons other than good cause as defined in the agreement, he will continue to receive his base salary and medical benefits for twelve (12) months after termination as severance.

     The Corporation also entered into an agreement with Markos I. Tambakeras dated as of May 4, 1999, as amended on March 3, 2000, pursuant to which Mr. Tambakeras serves as President and Chief Executive Officer of the Corporation, effective July 1, 1999. Mr. Tambakeras receives a minimum annual base salary of $550,000 and is eligible to receive future bonuses of not less than $300,000 under the Corporation's bonus plans then in effect. The agreement is for a three-year term. Pursuant to the agreement, Mr. Tambakeras received a $300,000 sign-on bonus (which, at Mr. Tambakeras' request, was paid in shares of Capital Stock pursuant to the terms of the Performance Bonus Plan of 1995), an option to purchase 150,000 shares of Capital Stock at $26.00 per share vesting over a three-year period, a restricted stock grant covering 83,000 shares of Capital Stock vesting over twenty-four (24) months and certain supplemental retirement benefits.

     The agreement with Mr. Tambakeras provides that if, during the term of the agreement and prior to a change-in-control, Mr. Tambakeras is terminated without cause, or if he terminates the agreement due to the Corporation's breach, he will be entitled to a lump sum payment equal to the greater of the base salary and bonuses that he would have earned during the term or two times his highest base salary plus targeted bonus for the year of termination. In addition, the options and restricted stock awards discussed above would vest. If his employment is terminated after the term by the Corporation prior to a change-in-control and other than for cause, Mr. Tambakeras would receive a lump-sum payment equal to two years' annual base salary at the rate then in effect plus targeted bonus for the year of termination.

     In the event that, at or after a change-in-control and prior to the third anniversary of the date of the change-in-control, Mr. Tambakeras' employment is terminated by him for good reason or by the Corporation other than for cause, or if Mr. Tambakeras terminates his employment during the thirty (30) day period commencing twelve (12) months after the change-in-control, then Mr. Tambakeras would receive a lump sum payment equal to three times his base salary and targeted bonus for the year of termination. Severance payments upon change-in-control would be grossed-up for the excise tax during the three-year term. After the term, payments due on change-in-control would be reduced to avoid implicating the excise tax.

STOCK OPTIONS

     The Kennametal Inc. Stock Option and Incentive Plan of 1992 (the "1992 Plan") provides for the granting of nonstatutory and incentive stock options and share awards covering the lesser of 1,650,000 shares (gross) and 1,109,473 shares (net) of the Corporation's Capital Stock. The Kennametal Inc. Stock Option and Incentive Plan of 1996 (the "1996 Plan") provides for the granting of nonstatutory and incentive stock options and share awards covering 1,500,000 shares of the Corporation's Capital Stock. The Kennametal Inc. 1999 Stock Plan provides for the granting of nonstatutory stock options and share awards covering 600,000 shares of the Corporation's Capital Stock. The Kennametal Inc. Stock Option and Incentive Plan of 1999 (the "1999 Plan") provides for granting nonstatutory and incentive stock options and share awards covering 2,500,000 shares of the Corporation's Capital Stock. Although options are still outstanding under the Kennametal Inc. Stock Option and Incentive Plan of 1988 (the "1988 Plan"), no further grants of options may be made under that plan.

     Under each of the plans, the price at which shares covered by an option may be purchased must not be less than the fair market value of such shares at the time the option is granted or, in the case of the non-qualified stock options granted under the 1992 Plan and the 1996 Plan, at not less than 75% of the fair market value. The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the Committee administering the plan, by delivering shares of the Corporation's Capital Stock or a combination of shares and cash having an aggregate fair market value equal to the purchase price.

     The following table sets forth information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                 -------------------------------------------------------
                                   NUMBER OF
                                  SECURITIES      % OF TOTAL
                                  UNDERLYING       OPTIONS      EXERCISE OR                GRANT DATE
                                    OPTIONS       GRANTED IN    BASE PRICE    EXPIRATION     PRESENT
NAME                             GRANTED(#)(1)   FISCAL YEAR     ($/SHARE)       DATE      VALUE($)(2)
----                             -------------   -----------     ---------       ----      -----------
Markos I. Tambakeras...........     50,000           6.9         $24.46875    7-21-2010     $381,185
H. Patrick Mahanes, Jr.........     15,000           2.1          24.46875    7-21-2010      114,356
Derwin R. Gilbreath............     20,000           2.8          24.46875    7-21-2010      152,474
James R. Breisinger............     17,800           2.4          24.46875    7-21-2010      135,702
F. Nicholas Grasberger, III....     40,000           5.5          24.84375    8-25-2010      309,624

---------------
(1) Options with respect to the Corporation's Capital Stock were granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant. These options vest in three equal, annual amounts on the first three anniversaries of the date of grant.

(2) Based on the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Corporation does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value with respect to the Corporation's Capital Stock include the following: a risk-free interest rate of 5.85% (the rate applicable to a five-year treasury security at the time of the awards); a dividend yield of 2.35% (the annualized yield at the date of grant); volatility of 33.16% (calculated using daily stock returns for the Capital Stock for the five-year period preceding the option award); and a stock price at date of grant of $24.46875 (the exercise price at which these options were granted was equal to the fair market value of the Capital Stock on the date of grant). The value of these options under the Black-Scholes model of option valuation applying the preceding assumptions is $7.6237 per share.

     The following table sets forth information concerning options to purchase the Corporation's Capital Stock held by the Named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES            VALUE OF
                                                                     UNDERLYING           UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                                    YEAR END (#)         YEAR END ($)
                               SHARES ACQUIRED        VALUE         EXERCISABLE/         EXERCISABLE/
NAME                           ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE
----                           ---------------     ------------     -------------        -------------
Markos I. Tambakeras..........        0                 --         123,334/111,666    1,090,000/1,166,562
H. Patrick Mahanes, Jr........        0                 --          165,067/48,333      1,349,684/608,654
Derwin R. Gilbreath...........        0                 --           59,900/30,600        416,222/361,421
James R. Breisinger...........        0                 --           45,217/21,133        276,650/238,649
F. Nicholas Grasberger, III...        0                 --                0/40,000              0/482,250

RETIREMENT BENEFITS

     The following table indicates, for purposes of illustration, the approximate annual retirement benefits that would be payable at the present time (assuming retirement at age 65) on a straight life annuity basis pursuant to the Kennametal Inc. Retirement Income Plan and the Supplemental Executive Retirement Plan under various assumptions as to salary, bonus and years of service to employees in higher salary classifications. The amounts shown in the table below have been adjusted for Social Security and are not subject to any deductions for Social Security or other offset amount.

                               PENSION PLAN TABLE

 ANNUALIZED
   COVERED
COMPENSATION      ANNUAL BENEFIT UPON RETIREMENT WITH YEARS OF CREDITED SERVICE INDICATED
------------    ---------------------------------------------------------------------------
                    10           15           20           25           30           35
                ----------   ----------   ----------   ----------   ----------   ----------
 $  100,000      $ 40,000     $ 45,000     $ 50,000     $ 55,000     $ 60,000     $ 65,000
    200,000        80,000       90,000      100,000      110,000      120,000      130,000
    400,000       160,000      180,000      200,000      220,000      240,000      260,000
    600,000       240,000      270,000      300,000      330,000      360,000      390,000
    800,000       320,000      360,000      400,000      440,000      480,000      520,000
  1,000,000       400,000      450,000      500,000      550,000      600,000      650,000
  1,200,000       480,000      540,000      600,000      660,000      720,000      780,000
  1,400,000       560,000      630,000      700,000      770,000      840,000      910,000

     As of June 30, 2001, the credited years of service under the Retirement Income Plan for the Named Executive Officers were approximately: Markos I. Tambakeras, 2 years; H. Patrick Mahanes, Jr., 16 years; Derwin R. Gilbreath, 7 years; James R. Breisinger, 22 years and F. Nicholas Grasberger, III, 1 year.

     Annualized Covered Compensation is the Named Executive Officer's base salary as of June 30, 2001 plus the average annual bonus over the past three fiscal years. The Named Executive Officer's base salary as of June 30, 2001 may differ from the base salary shown in the Summary Compensation Table for fiscal year 2001. Additionally, Annualized Covered Compensation does not include certain special bonus amounts or the 25% premium awarded pursuant to the Management Performance Bonus Plan for any portion of a bonus paid in shares of Capital Stock or Stock Credits. Both the special bonus amounts and the 25% premium are included in the bonus amount shown in the Summary Compensation Table.

     Annualized Covered Compensation as of June 30, 2001, for purposes of the retirement benefits under the Retirement Income Plan and the Supplemental Executive Retirement Plan for the Named Executive Officers, is as follows:
Markos I. Tambakeras, $908,341; H. Patrick Mahanes, Jr., $490,357; Derwin R. Gilbreath, $358,333; James R. Breisinger, $329,004; and F. Nicholas Grasberger, III, $380,008.

                        REPORT OF THE BOARD OF DIRECTORS
                   COMMITTEE ON ORGANIZATION AND COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

Executive and managerial compensation programs at the Corporation are designed and implemented with certain guiding principles in mind:

     - To link the interests of executives and managers to the interests of the shareowners and other potential investors.

     - To provide incentives for working toward increasing the market value of the Corporation's stock and to increase shareowner value through achieving financial and business objectives.

     - To provide incentives for strategic vision and decision-making that will promote the longer-term health and viability of the Corporation.

     - To provide incentives for innovation, quality management, responsiveness to customer needs, value-added products and services, and an action-oriented approach to opportunities in the marketplace.

     - To attract and retain individuals with the leadership and technical skills required to carry the Corporation forward into the future, given the belief that the Corporation's human resources can provide a competitive advantage in the marketplace.

GENERAL COMPENSATION PLAN DESIGN

Executive and management compensation plans consist of (1) a long-term element,
(2) annual performance rewards, (3) basic compensation, and (4) stock ownership goals.

     - The primary vehicles for providing long-term incentives are the Corporation's stock option plans and a limited participation restricted stock grant plan, with vesting of restricted stock dependent on an annual schedule and performance metrics. The belief is that key executives and certain managers should hold stock options in such quantities as to provide an incentive to make decisions and take actions that will enhance the performance of the Corporation and increase its value. The interests of shareowners and executives are tied together by the market value of the stock.

     - Annual performance rewards include a management performance bonus plan and annual base salary merit increases.

       -- The Prime Bonus Plan for executives and managers is designed to closely tie bonus awards to corporate performance, unit performance, and individual contribution, relative to the Corporation's business plans and strategies. The Prime Bonus Plan is also intended to maintain management compensation at a competitive level, as indicated by published compensation surveys.

       -- The annual Base Salary Merit Increase Review for executives and managers provides rewards for more qualitative achievements in innovation, quality, service to the customer and leadership. Consideration is given to competitive salary increases that are being awarded by other industrial firms, as indicated by published salary surveys.

     - Basic compensation for executives, including the Chief Executive Officer, is intended to be competitive in the employment market and is designed to attract, retain and motivate high-quality individuals. Basic compensation includes base salary, flexible and fixed-benefit plans, minor executive perquisites and the Supplemental Executive Retirement Plan.

     - In 1995, executive stock ownership goals were established by the Chief Executive Officer, ratified by the Board of Directors Committee on Executive Compensation (the predecessor of the Committee on

       Organization and Compensation) and presented to the Board of Directors. In 2001, executive stock ownership goals were strengthened and stock ownership goals were extended to certain other managers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     - Markos I. Tambakeras became President and Chief Executive Officer on July 1, 1999.

     - Under the plan design of the Prime Bonus Plan for fiscal 2001, a bonus pool was calculated by management and approved by the Board of Directors. Based on specific personal achievements, the Committee recommended a bonus award of $350,000 for Mr. Tambakeras. On July 31, 2001, Mr. Tambakeras' bonus award was approved by the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

     - Stock options were awarded to certain executive officers on July 31, 2001 for the purpose of providing an incentive for managing the continuing performance and value of the Corporation. The awards, as recommended by Mr. Tambakeras, were approved by the Board of Directors Committee on Organization and Compensation on July 31, 2001.

     - Individual executive officer bonus awards were determined by corporate, unit and individual performance, as recommended by Mr. Tambakeras, and were approved by the Board of Directors Committee on Organization and Compensation on July 31, 2001.

                                            Committee on Organization and
                                            Compensation:

                                            Richard C. Alberding, Chairman
                                            Peter B. Bartlett
                                            A. Peter Held
                                            Aloysius T. McLaughlin, Jr.

                REPORT OF THE BOARD OF DIRECTORS AUDIT COMMITTEE

     The Audit Committee is composed of four directors, each of whom meets the independence and experience requirements of the New York Stock Exchange.

     During the last fiscal year, the Audit Committee reviewed with management, the internal auditors and the independent public accountants, the overall scope and specific plans for their respective audits. The Audit Committee discussed with Arthur Andersen LLP matters required to be discussed under accounting standards generally accepted in the United States, including, among other things, matters related to the conduct of the audit of the Corporation's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, concerning communication with audit committees. The Audit Committee also reviewed and discussed the audited financial statements with management.

     Arthur Andersen LLP provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, concerning independence discussions with audit committees. The Audit Committee discussed with Arthur Andersen LLP their independence from the Corporation. In so doing, the Audit Committee considered whether the provision of financial information systems design and implementation services and other non-audit services to the Corporation were compatible with the auditors' independence. The Audit Committee also reviewed the amount of fees paid to Arthur Andersen LLP for both audit and non-audit services.

     Based on this review and these meetings, discussions and reports, the Audit Committee approved, on behalf of the Board of Directors, the Corporation's audited consolidated financial statements for the fiscal year ended June 30, 2001, to be included in the Corporation's Annual Report on Form 10-K. The Audit Committee has also recommended the selection of the Corporation's independent auditors and, based on the recommendation of the Audit Committee, the Board of Directors has recommended Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2002.

                                            Audit Committee:

                                            Larry D. Yost, Chairman
                                            A. Peter Held
                                            Aloysius T. McLaughlin, Jr.
                                            Kathleen J. Hempel

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares cumulative total shareowner return on the Corporation's Capital Stock with the cumulative total shareowner return on the common equity of the companies in the Standard & Poor's Mid-Cap 400 Market Index (the "S&P Mid-Cap"), a peer group of companies determined by the Corporation ("Old Peer Group") and a New Peer Group of companies determined by the Corporation ("New Peer Group") for the period from July 1, 1996 to June 30, 2001.

     The New Peer Group consists of the following companies: Danaher Corp.; Eaton Corp.; Hardinge Inc.; Ingersoll-Rand Company; Kaydon Corp.; Lincoln Electric Holdings Inc.; Milacron Inc.; Parker-Hannifin Corp.; Sandvik AB; and Timken Co. The Old Peer Group consisted of these same companies excluding Sandvik AB but including MascoTech, Inc. MascoTech, Inc. ceased to be a publicly traded entity during fiscal 2001 and, therefore, has been removed from both the Old and New Peer Groups for all periods presented. The Corporation has created the New Peer Group for benchmarking its sales and earnings growth, return on invested capital, profitability and asset management.


                                     GRAPH


                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                     Comparison of 5 Year Cumulative Return
                       Assumes Initial Investment of $100
                           Year Ending June 30, 2001

                                           OLD PEER GROUP         NEW PEER GROUP          S&P MID-CAP          KENNAMETAL INC.
                                           --------------         --------------          -----------          ---------------
1996                                           100.00                 100.00                 100.00                 100.00
1997                                           140.27                 139.54                 123.33                 128.75
1998                                           147.98                 146.88                 156.82                 126.72
1999                                           187.46                 181.46                 183.75                  96.80
2000                                           139.28                 136.74                 214.94                  68.65
2001                                           157.48                 153.66                 235.03                 120.89

* TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS


     The above graph assumes a $100 investment on July 1, 1996, in each of Kennametal Inc. Capital Stock, the S&P Mid-Cap, the New Peer Group and the Old Peer Group, and further assumes the reinvestment of all dividends.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than 5% of the outstanding Capital Stock of the Corporation based upon information publicly available as of August 31, 2001.

                                                                            PERCENT OF
                                                        NUMBER OF          OUTSTANDING
NAME AND ADDRESS                                         SHARES          CAPITAL STOCK(1)
----------------                                        ---------        ----------------
FMR Corp.                                               3,630,010(2)           11.6%
82 Devonshire Street
Boston, Massachusetts 02109-6995

Key Corp.                                               2,594,818(3)            8.3%
127 Public Square
Cleveland, Ohio 44114-1306

Reich & Tang Asset Management L.P.                      2,095,700(4)            6.7%
600 Fifth Avenue
New York, New York 10020

---------------
(1) Based on the number of shares outstanding as of September 11, 2001.

(2) FMR Corp. has sole power to vote 112,100 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,403,110 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 226,900 shares.

(3) Key Corp. has shared power to vote 2,400 shares, sole dispositive power over 2,559,507 shares and shared dispositive power over 79,610 shares.

(4) Reich & Tang Asset Management, L.P. has shared voting and shared dispositive power over 2,095,700 shares.

                              ELECTION OF AUDITORS

     Unless otherwise directed by the shareowners, proxies will be voted for the election of Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2002. The same firm conducted the fiscal 2001 and 2000 audits. Fees billed by Arthur Anderson LLP to the Corporation for services during the fiscal year ended June 30, 2001 were:

     Audit Fees. Arthur Andersen LLP billed the Corporation an aggregate of $830,000 for professional services rendered in connection with the audit of the Corporation's fiscal 2001 annual financial statements and Arthur Andersen LLP's review of the Corporation's quarterly financial statements during fiscal 2001.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not render any services related to financial information systems design and implementation during fiscal 2001.

     All Other Fees. Arthur Andersen LLP billed the Corporation an aggregate of $944,000 for all other non-audit services during fiscal 2001.

     The affirmative vote of the owners of at least a majority of the shares cast at the meeting is required to elect such firm as auditors. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S AUDITORS.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

     COPIES OF THE ANNUAL REPORT (FORM 10-K) OF THE CORPORATION FOR THE FISCAL YEAR ENDED JUNE 30, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE TO SHAREOWNERS BY SEPTEMBER 28, 2001. A SHAREOWNER MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, KENNAMETAL INC., 1600 TECHNOLOGY WAY, P.O. BOX 231, LATROBE, PENNSYLVANIA 15650.

                                 OTHER MATTERS

     The Corporation knows of no other matters to be presented for action at the Annual Meeting. However, the enclosed form of proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting. If any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with their best judgment.

     The Corporation will pay the expense in connection with the printing, assembling and mailing of the notice of meeting, this Proxy Statement and the accompanying form of proxy to the owners of Capital Stock of the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Corporation personally or by telephone or telex or facsimile or other means of communication. The Corporation may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expense in so doing. In addition, the Corporation has retained the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the Corporation. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $25,000.

SHAREOWNER PROPOSALS AND NOMINATING PROCEDURES

     Shareowners who intend to submit a proposal for inclusion in the Corporation's 2002 Proxy Statement for consideration at the Annual Meeting of the Shareowners of the Corporation to be held in October 2002, must submit such proposal to the attention of the Secretary of the Corporation at the address of its executive offices no later than May 24, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in the By-Laws of the Corporation.

     The By-Laws of the Corporation require that all shareowner proposals to be submitted at the Annual Meeting but not included in the Corporation's Proxy Statement be submitted to the Secretary of the Corporation at the address of its executive offices no earlier than May 1, 2002 and prior to July 1, 2002, together with certain information specified in the By-Laws. The By-Laws of the Corporation also require that nominations for directors to be elected at the 2002 Annual Meeting, other than those made by the Board of Directors, be submitted to the Secretary of the Corporation no earlier than May 1, 2002 and prior to July 1, 2002. The By-Laws require that notice of such nominations contain certain information regarding the nominee and certain information regarding the nominating shareowner. Any shareowner may obtain a copy of the applicable By-Law from the Secretary of the Corporation upon written request.

PROXY                                                                     PROXY


                                KENNAMETAL INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION


The undersigned hereby appoints Markos I. Tambakeras, Peter B. Bartlett and Richard C. Alberding, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the shareowners of Kennametal Inc. to be held at the Technology Center, located on Route 981 South (recently designated "Technology Way"), approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania, on Tuesday, October 30, 2001 at 2:00 p.m., and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement) in the manner directed by the undersigned as follows:

       THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED
                  IN ITEM I AND FOR THE ELECTION OF AUDITORS.

                                     (over)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            PLEASE MARK     [X]
                                                            YOUR VOTES AS
                                                            INDICATED IN
                                                            THIS EXAMPLE


I. ELECTION OF DIRECTORS FOR TERMS TO EXPIRE IN 2004

Nominees: 01 A. Peter Held, 02 Aloysius T. McLaughlin, Jr.
          and 03 Larry D. Yost
(Instruction: To withhold authority to vote for any INDIVIDUAL
 NOMINEE, write nominee's name on the line provided below):

-----------------------------------------------------------

            VOTE FOR all                   WITHHOLD
           nominees listed                AUTHORITY
          (except as marked             to vote FOR ALL
           to the contrary).            NOMINEES listed
                [  ]                         [  ]


II. ELECTION OF AUDITORS

                FOR         AGAINST        ABSTAIN
                [  ]          [  ]           [  ]

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item I above and FOR the election of auditors. The proxies are authorized in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.


-----------------------------   -----------------------------   ---------------
SIGNATURE(S)                    SIGNATURE(S)                    DATE ,2001

SIGN EXACTLY AS ADDRESSED, BUT IF EXECUTED FOR A CORPORATION, MINOR, ETC. SIGN THAT NAME AND SIGNATURE AND CAPACITY OF AUTHORIZED SIGNOR.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                 KENNAMETAL INC.
September 13, 2001


Dear Kennametal Inc. Shareowner

The 2001 Annual Meeting of the Shareowners of Kennametal, Inc. will be held at 2:00 p.m. on Tuesday, October 30, 2001 at the Technology Center, located on Route 981 South (recently designated "Technology Way"), approximately 1/4 mile south of its intersection with U.S. Route 30 near Latrobe, Unity Township, Pennsylvania. I cordially invite you to attend.

Whether or not you plan to attend the meeting, please detach the proxy above, complete it, and return it in the enclosed envelope. Your vote is important to us.

Sincerely,
William R. Newlin
Chairman of the Board
Kennametal Inc.